EXHIBIT 99.1

Lexaria Bioscience Announces Partnership with Altria to Fund Research and Development of DehydraTECH™ Technology for Oral Nicotine

•	Lexaria Nicotine LLC and a subsidiary of Altria Group, Inc. have entered into a definitive investment agreement.

•	The Altria investment will fund research on regulatory compliant, oral forms of nicotine delivery.

•	Altria has been granted exclusive DehydraTECH™ license rights to commercialize oral nicotine products in the United States.

•	Lexaria Bioscience retains majority equity ownership of Lexaria Nicotine LLC.

Kelowna, British Columbia – January 15, 2019 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) ( “Lexaria Bioscience”), a drug delivery platform innovator, is pleased to announce that its wholly-owned subsidiary Lexaria Nicotine LLC (“Lexaria Nicotine”) and Altria Ventures Inc., an indirect wholly owned subsidiary of Altria Group, Inc. (NYSE:MO) (“Altria”), have executed definitive agreements to pursue innovation in oral, reduced risk nicotine consumer products using Lexaria’s patented DehydraTECH™ technology. Lexaria’s DehydraTECH™ technology enhances the performance of beneficial compounds in ingestible products across four categories: taste & smell, speed of action, bio-absorption and bioavailability.

Funding

Altria is funding a milestone-based research & development program (“R&D Program”) in exchange for a minority equity interest in Lexaria Nicotine and certain DehydraTECH™ license rights. Altria will provide initial funding of US$1 million, with the option for additional funding of up to US$12 million through multiple phased private financings.

R&D Program

Lexaria Nicotine will execute a comprehensive series of clinical investigations of oral forms of nicotine delivery, utilizing Lexaria’s patented DehydraTECHTM technology.

DehydraTECH™ License

Altria has been granted a license to use Lexaria Bioscience’s patented DehydraTECH™ technology for oral nicotine delivery forms on an exclusive basis in the United States and a non-exclusive basis elsewhere globally. Altria will pay Lexaria Nicotine a royalty on revenue generated from the sale of nicotine products containing DehydraTECH™, until such time it may acquire 100% ownership in Lexaria Nicotine.

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Additional Information

Altria will initially have the right to appoint one of the seven directors on Lexaria Nicotine’s board of directors and, through the additional phased investments, may have the right to appoint up to three of the seven directors.

Altria has the option to acquire 100% ownership interest in Lexaria Nicotine commensurate with then-current fair market value. Lexaria Bioscience has not sold or optioned any of its own equity. As announced on October 10, 2018, Lexaria Bioscience has created a number of individual subsidiaries – including Lexaria Nicotine – in a structure whereby Lexaria Bioscience retains ownership of its patented DehydraTECH™ technology and licenses its use to multiple molecular classes, including nicotine.

Management Commentary

“Lexaria Bioscience is proud that, after careful selection, Altria has chosen to fund research into DehydraTECH™ technology and potentially commercialize this technology for oral nicotine,” remarks Chris Bunka, CEO of Lexaria Bioscience. “This partnership will provide significant benefits to Lexaria Bioscience and its shareholders with a world-class R&D Program and regulatory compliance process. We believe Altria is the best corporate partner we could work with to truly make a difference in the lives of millions of consumers.”

“Lexaria Bioscience has repeatedly demonstrated the powerful effects of its patented DehydraTECH™ technology for enhancing the palatability and speed of onset of orally-consumed bioactive substances such as nicotine,” added John Docherty, President of Lexaria Bioscience. “Laboratory research to date on oral nicotine formulations has been quite encouraging. We are very excited to advance the clinical phases of our comprehensive R&D Program together with Altria with a view to full commercial product development.”

Advisors

Borden Ladner Gervais LLP acted as independent legal counsel to Lexaria Bioscience and Lexaria Nicotine. Hunton Andrews Kurth LLP acted as independent legal counsel to Altria.

About Lexaria Bioscience

Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and quicker onset of lipophilic active molecules. Lexaria has ten patents granted in the USA and in Australia and has filed over 50 patent applications worldwide across ten patent families. Lexaria’s technology provides more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.

www.lexariabioscience.com

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Lexaria Nicotine LLC is a United States domiciled, majority-owned subsidiary of Lexaria Bioscience Corp., focused on reduced-risk nicotine solutions.

www.lexarianicotineco.com

For regular updates, connect with Lexaria on Twitter http://twitter.com/lexariacorp and on Facebook http://www.facebook.com/lexariabioscience/

About Altria Group

Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds an equity investment in Anheuser-Busch InBev SA/NV (AB InBev).

The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen® and Skoal®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission. More information about Altria is available at altria.com and on the Altria Investor app.

Take a closer look at Altria and its companies on altria.com.

Follow Altria on Twitter at @AltriaNews.

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.

Alex Blanchard, Communications Manager

(778) 796-1897

Or

NetworkNewsWire (NNW)

www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. Lexaria Bioscience makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that the R&D Program will be successful or result in any regulator-approved products or that the contemplated royalties will generate material revenue. Such forward-looking statements are estimates reflecting Lexaria Bioscience's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by Lexaria Bioscience include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in Lexaria Bioscience's public announcements and filings. There is no assurance that existing capital is sufficient for Lexaria Bioscience's needs or that it will be able to raise additional capital. There is no assurance that Lexaria Bioscience will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. Scientific R&D is often unpredictable and unanticipated results could emerge from any study and have a material impact as can any results that cannot be reproduced in subsequent testing. There is no assurance that any planned corporate activity, scientific study, R&D, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria Bioscience’s postulated uses, benefits, or advantages for the patented and patented technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). DehydraTECHTM technology is not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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